Exhibit 99.1

International Game Technology Reports Second Quarter Fiscal Year 2013 Results

Second Quarter Highlights (compared to last year’s second quarter)

●	Total revenues increased 11% to $600 million
●	North America product sales revenue increased 25%
●	GAAP earnings per share from continuing operations increased 38% to $0.29
●	Adjusted earnings per share from continuing operations increased 33% to $0.36
●	GAAP operating income increased 10% to $129 million
●	Adjusted operating income increased 13% to $164 million
●	Sold 8,400 North America replacement units, up 68%

●	Social gaming revenues increased 31% to $54 million sequentially from our 2013 fiscal first quarter, as average revenue per daily active user grew 19% to $0.37 sequentially.

(LAS VEGAS – Apr. 25, 2013) – International Game Technology (NYSE: IGT) today reported operating results for the second quarter ended March 31, 2013.

“We are very pleased with our momentum through the second quarter, demonstrating the strength of our comprehensive strategy – leveraging our core business, broadening the distribution of our premier content, and generating shareholder returns,” said Patti Hart, CEO of IGT. “As we continue to deliver on this strategy, we expect that this will be our fourth consecutive year of double digit growth in adjusted earnings per share from continuing operations.”

International Game Technology Reports 2013 Second Quarter Results

Consolidated Results

($ in millions, except per share amounts)	Quarters Ended March 31,			Six Months Ended March 31,
	2013	2012	% Change	2013	2012	% Change
GAAP Measures
Revenue	$600.0	$541.2	11%	$1,130.2	$986.8	15%
Operating income	$129.3	$118.0	10%	$247.7	$217.9	14%
Income from continuing operations	$78.2	$62.4	25%	$143.5	$112.7	27%
Earnings per share from continuing operations	$0.29	$0.21	38%	$0.54	$0.38	42%
Net operating cash flows				$182.5	$176.7	3%

Non-GAAP Measures
Adjusted operating income	$163.5	$144.7	13%	$301.0	$245.8	22%
Adjusted income from continuing operations	$95.1	$79.5	20%	$171.5	$130.6	31%
Adjusted earnings per share from continuing operations	$0.36	$0.27	33%	$0.64	$0.44	45%
Free cash flow (after dividends)				$91.4	$17.4	425%

Adjusted operating income, adjusted income from continuing operations, adjusted earnings per share from continuing operations and free cash flow are non-GAAP financial measures. Reconciliations between GAAP and non-GAAP measures are provided at the end of this release.

●	Revenues increased 11% to $600 million in the second quarter, driven by growth in North America machine sales and social gaming.
●	Adjusted earnings per share from continuing operations increased 33% to $0.36 for the second quarter.
●

Non-GAAP adjusted financial measures for the second quarter ended March 31, 2013 exclude acquisition-related charges for DoubleDown, fees related to the proxy contest, Alabama note impairment and certain discrete tax benefits.

International Game Technology Reports 2013 Second Quarter Results

Gaming Operations (excluding Interactive)

($ in millions, unless otherwise noted)	Quarters Ended March 31,			Six Months Ended March 31,
	2013	2012	% Change	2013	2012	% Change

Revenue	$254.3	$266.1	-4%	$496.9	$518.1	-4%
Gross profit	$156.7	$163.1	-4%	$309.8	$317.1	-2%
Gross margin	62%	61%	2%	62%	61%	2%
Installed base	56,700	56,100	1%	56,700	56,100	1%
Average revenue per unit per day (0.00)	$49.26	$52.34	-6%	$47.99	$51.75	-7%

●	Revenues decreased 4% to $254 million in the second quarter primarily due to lower MegaJackpots® revenue.
●	Gross margin increased to 62% from 61% in the second quarter, primarily due to lower jackpot expenses and depreciation.
●	Installed base increase was driven by lease operations growth globally.
●

Average revenue per unit per day in the second quarter was $49.26, down 6% over the prior year quarter, primarily due to lower yields, most significant in MegaJackpots®, and up 5% sequentially due to seasonal gaming trends.

Product Sales

($ in millions, unless otherwise noted)	Quarters Ended March 31,			Six Months Ended March 31,
	2013	2012	% Change	2013	2012	% Change

Revenue	$279.0	$240.8	16%	$513.7	$421.8	22%
Gross profit	$144.0	$132.0	9%	$269.5	$223.6	21%
Gross margin	52%	55%	-5%	52%	53%	-2%
Units recognized ('000)	14.3	10.2	40%	25.0	17.5	43%
Average machine sales price ('000)	$14.1	$15.8	-11%	$14.4	$15.8	-9%

●

Revenues increased 16% to $279 million and units recognized increased 40% to 14,300 in the second quarter, primarily due to increased North America machine sales related to Canadian VLT customers, as well as an increase in North America new openings.

International Game Technology Reports 2013 Second Quarter Results

●	Gross margin decreased to 52% from 55% in the second quarter due to targeted promotional activity, unfavorable mix shift and higher non-standard manufacturing costs.
●	Average machine sales price in the second quarter decreased 11% compared to the prior year quarter mainly due to targeted promotional activity and an increased mix of lower-priced VLT sales.

Interactive

($ in millions, unless otherwise noted)	Quarters Ended March 31,			Six Months Ended March 31,
	2013	2012	% Change	2013	2012	% Change

Revenue	$66.7	$34.3	94%	$119.6	$46.9	155%
Social gaming	$54.3	$21.3	155%	$95.6	$21.3	349%
IGTi	$12.4	$13.0	-5%	$24.0	$25.6	-6%

Gross Margin	61%	54%	13%	60%	53%	13%
Social gaming	61%	61%	-	61%	61%	-
IGTi	59%	42%	40%	55%	47%	17%

Double Down Average User Statistics*
DAU (Daily active users) ('000)	1,690	1,350	25%	1,575	1,350	17%
MAU (Monthly active users) ('000)	6,276	4,975	26%	5,596	4,975	12%
Bookings per DAU (0.00)	$0.37	$0.24	54%	$0.34	$0.24	42%

*as a single application with multiple games, active users equal unique users

●	Social gaming revenues in the second quarter increased 31% sequentially to $54 million, primarily driven by an increase in both average DAU and average bookings per DAU.
●	Average DAU were 1.7 million in the second quarter, an increase of 16% compared to the prior sequential quarter and an increase of 25% compared to the prior year quarter.
●	Average bookings per DAU increased 19% sequentially to $0.37 in the second quarter and 54% over the same quarter last year.

International Game Technology Reports 2013 Second Quarter Results

Operating Expenses and Other Income/Expense

($ in millions)	Quarters Ended March 31,			Six Months Ended March 31,
	2013	2012	% Change	2013	2012	% Change
Operating Expenses
Selling, general & administrative	$110.7	$109.3	1%	$210.9	$199.1	6%
Research & development	58.1	55.3	5%	112.5	102.2	10%
Depreciation & amortization	19.7	19.3	2%	38.7	34.7	12%
Contingent acquisition related costs	21.9	11.7	87%	39.3	11.7	236%
Impairment	1.6	-	*	1.6	-	*
Total operating expenses	$212.0	$195.6	8%	$403.0	$347.7	16%

Adjusted Operating Expenses
Total	$180.1	$171.2	5%	$349.3	$322.1	8%

Adjusted operating expenses is a non-GAAP financial measure. Reconciliations between GAAP and non-GAAP measures are provided at the end of this release.

●	Second quarter operating expenses increased over the prior year quarter primarily due to additional expenses from DoubleDown and unfavorable bad debt provisions.
●	Adjusted operating expenses were 30% of revenues for the second quarter compared to 32% of revenues in the prior year quarter.

Balance Sheet and Capital Deployment

($ in millions)	March 31, 2013	September 30, 2012	% Change

Cash and equivalents (including restricted amounts)	$312.3	$288.2	8%
Working capital	$663.9	$633.0	5%
Contractual debt obligations	$1,770.0	$1,790.0	-1%

●

During the second quarter the company returned $94 million to shareholders. The company repurchased 4.4 million shares of common stock at an average price of $17.03 per share for a total cost of $75 million and also returned $19 million in the form of dividends.

Other

References to per share amounts in this release are based on diluted shares of common stock, unless otherwise specified. Reconciliations of all GAAP to Non-GAAP financial measures are provided at the end of this release.

International Game Technology Reports 2013 Second Quarter Results

Outlook

Based on current expectations and the operating results for the second quarter of fiscal 2013, the company is increasing its fiscal year 2013 guidance for adjusted earnings from continuing operations to $1.26 to $1.32 per share.

GAAP earnings per share from continuing operations for fiscal year 2013 will include acquisition-related expenses, primarily related to DoubleDown, proxy contest-related fees and certain tax-related benefits the amount of which are not determinable at this time. The company may also recognize charges for impairment, other acquisition-related expenses, resolution of certain tax items, and/or other items that are not currently determinable, but may be significant. For this reason, the Company is unable to provide estimates for full-year GAAP earnings per share from continuing operations at this time.

Earnings Conference Call

As previously announced on Apr. 4, 2013, IGT will host a conference call to discuss its Second Quarter 2013 earnings results on Thursday, Apr. 25, 2013, at 2:00 p.m. PDT (or 5:00 p.m. EDT). The access numbers are as follows:

Domestic callers dial +1 800-369-1753, passcode IGT

International callers dial +1 312-470-7067, passcode IGT

The conference call will also be broadcast live over the Internet. A link to the webcast is available at the IGT website: http://www.IGT.com/investors. The call will be archived until Thursday, May 9, 2013 at http://www.IGT.com/investors, for those interested parties that are unable to participate during the live webcast.

A taped replay of the conference call will be available after the conference call. This replay will run through Thursday, May 9, 2013. The access numbers are as follows:

Domestic callers dial +1 888-566-0041

International callers dial +1 402-998-0492

Q2 FY 2013 Excel file

Q2 FY 2013 PDF of this press release

International Game Technology Reports 2013 Second Quarter Results

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These statements include our expected future financial and operational performance (including our guidance for fiscal year 2013) and our strategic and operational plans. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the results predicted, and reported results should not be considered an indication of future performance. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions and changes in economic conditions affecting the gaming industry; new or changing laws or regulations or new interpretations of existing laws or regulations affecting our business; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for our products; our ability to compete in the gaming industry with new or existing competitors; our ability to develop and introduce new products and their acceptance by our customers; risks related to our international operations; our ability to protect our intellectual property; adverse results of litigation, including intellectual property infringement claims; risks related to business combinations, investments in intellectual property and the integration of acquisitions; and future developments or changes affecting online gaming or social casino-style gaming, which is a new and evolving industry. A further list and description of these and other risks, uncertainties and other matters can be found in our annual report and other reports filed with the Securities and Exchange Commission, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal 2012 filed with the SEC on November 28, 2012 and our Quarterly Report on Form 10-Q for our fiscal quarter ended December 31, 2012 filed with the SEC on February 6, 2013 and available on the SEC website at www.sec.gov and on the investor relations section of our website at www.IGT.com/investors. Additional information will also be set forth in our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2013, which we expect to file with the SEC in the second quarter of calendar 2013. All information provided in this release is as of April 25, 2013, and IGT does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

IGT Resources:

●     Like us on Facebook

●     Play DoubleDown Casino Games

●     Like DoubleDown Casino on Facebook

●     Follow us on Twitter

●     View IGT's YouTube Channel

●     Check out our other Games and Gaming Systems

International Game Technology Reports 2013 Second Quarter Results

About IGT

International Game Technology (NYSE: IGT) is a global leader in casino gaming entertainment and continues to transform the industry by translating casino player experiences to social, mobile and interactive environments for markets around the world. IGT's acquisition of DoubleDown Interactive provides engaging social casino style entertainment to more than 6 million players monthly. More information about IGT is available at IGT.com or connect with IGT at @IGTNews or facebook.com/IGT. Anyone can play at the DoubleDown Casino by visiting http://apps.facebook.com/doubledowncasino or doubledowncasino.com

IGT Contacts:

Michael Greene

Senior Manager, Investor Relations

Kate Pearlman

Vice President, Investor Relations and Treasury

+1 866-296-4232

International Game Technology Reports 2013 Second Quarter Results

CONSOLIDATED STATEMENTS OF INCOME (Unaudited and Condensed)

	Periods Ended March 31,
	Second Quarters		Six Months
	2013	2012	2013	2012
(In millions, except per share amounts)
Revenues
Gaming operations	$254.3	$266.1	$496.9	$518.1
Product sales	279.0	240.8	513.7	421.8
Interactive	66.7	34.3	119.6	46.9
Total revenues	600.0	541.2	1,130.2	986.8

Costs and operating expenses
Cost of gaming operations	97.6	103.0	187.1	201.0
Cost of product sales	135.0	108.8	244.2	198.2
Cost of interactive	26.1	15.8	48.2	22.0
Selling, general and administrative	110.7	109.3	210.9	199.1
Research and development	58.1	55.3	112.5	102.2
Depreciation and amortization	19.7	19.3	38.7	34.7
Contingent acquisition related costs	21.9	11.7	39.3	11.7
Impairment	1.6	-	1.6	-
Total costs and operating expenses	470.7	423.2	882.5	768.9

Operating income	129.3	118.0	247.7	217.9

Other income (expense)
Interest income	11.1	10.8	22.4	22.9
Interest expense	(30.3)	(30.0)	(62.0)	(60.1)
Other	(2.5)	(2.0)	(2.7)	(4.8)
Total other income (expense)	(21.7)	(21.2)	(42.3)	(42.0)

Income from continuing operations before tax	107.6	96.8	205.4	175.9
Income tax provision	29.4	34.4	61.9	63.2

Income from continuing operations	78.2	62.4	143.5	112.7
Loss from discontinued operations, net of tax	-	(0.5)	-	(1.5)

Net income	$78.2	$61.9	$143.5	$111.2

Basic earnings (loss) per share
Continuing operations	$0.30	$0.21	$0.54	$0.38
Discontinued operations	-	-	-	(0.01)
Net income	$0.30	$0.21	$0.54	$0.37

Diluted earnings (loss) per share
Continuing operations	$0.29	$0.21	$0.54	$0.38
Discontinued operations	-	-	-	(0.01)
Net income	$0.29	$0.21	$0.54	$0.37

Weighted average shares outstanding
Basic	263.6	296.7	264.7	297.0
Diluted	265.6	298.1	266.7	298.6

International Game Technology Reports 2013 Second Quarter Results

CONSOLIDATED BALANCE SHEET (Unaudited and Condensed)

	March 31, 2013	September 30, 2012
(In millions)
Assets
Current assets
Cash and equivalents	$236.5	$206.3
Restricted cash and investments	75.8	81.9
Jackpot annuity investments	58.5	60.2
Receivables, net	578.3	564.8
Inventories	89.4	92.9
Other assets and deferred costs	249.1	257.2
Total current assets	1,287.6	1,263.3
Property, plant and equipment, net	511.5	555.7
Jackpot annuity investments	279.6	295.7
Contracts and notes receivable, net	115.2	139.3
Goodwill and other intangibles, net	1,629.1	1,663.1
Other assets and deferred costs	376.7	368.0

Total Assets	$4,199.7	$4,285.1

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$86.4	$87.5
Jackpot liabilities, current portion	140.2	152.4
Dividends payable	20.8	16.0
Other accrued liabilities	376.3	374.4
Total current liabilities	623.7	630.3
Long-term debt	1,829.3	1,846.4
Jackpot liabilities	308.9	328.6
Other liabilities	195.3	282.0

Total Liabilities	2,957.2	3,087.3

Total Equity	1,242.5	1,197.8

Total Liabilities and Shareholders' Equity	$4,199.7	$4,285.1

International Game Technology Reports 2013 Second Quarter Results

CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited and Condensed)

	Six Months Ended March 31,
	2013	2012
(In millions)
Operating
Net income	$143.5	$111.2
Depreciation and amortization	117.8	115.2
Other non-cash items	54.8	42.1
Changes in operating assets and liabilities, excluding acquisitions:
Receivables	(21.2)	(28.5)
Inventories	9.4	(14.6)
Accounts payable and accrued liabilities	(61.8)	3.8
Jackpot liabilities	(40.7)	(21.9)
Income taxes, net of employee stock plans	(21.9)	(13.8)
Other assets and deferred costs	2.6	(16.8)

Net operating cash flows	182.5	176.7

Investing
Capital expenditures	(56.4)	(123.6)
Proceeds from assets sold	8.3	19.8
Jackpot annuity investments, net	27.1	23.6
Changes in restricted cash	5.8	3.2
Loans receivable, net	15.1	14.9
Business acquisitions, net of cash acquired	-	(233.0)

Net investing cash flows	(0.1)	(295.1)

Financing
Debt related proceeds (payments), net	(20.0)	-
Employee stock plan proceeds	8.3	14.3
Share repurchases	(75.1)	(50.1)
Noncontrolling interest acquired	-	(2.5)
Dividends paid	(34.7)	(35.7)
Acquisition-related contingent consideration	(27.9)	-

Net financing cash flows	(149.4)	(74.0)

Foreign exchange rates effect on cash	(2.8)	3.5

Net change in cash and equivalents	30.2	(188.9)

Beginning cash and equivalents	206.3	460.0

Ending cash and equivalents	$236.5	$271.1

International Game Technology Reports 2013 Second Quarter Results

SUPPLEMENTAL DATA (Unaudited)
	Periods Ended March 31,
Revenue Metrics	Second Quarters		Six Months
	2013	2012	2013	2012
In millions, unless otherwise noted
Gaming Operations
Revenues	$254.3	$266.1	$496.9	$518.1
North America	220.3	233.1	428.8	452.6
International	34.0	33.0	68.1	65.5
Gross margin	62%	61%	62%	61%
North America	60%	59%	61%	59%
International	69%	75%	69%	74%
Installed base ('000)	56.7	56.1	56.7	56.1
North America	42.6	42.7	42.6	42.7
International	14.1	13.4	14.1	13.4
Average revenue per unit per day (0.00)	$49.26	$52.34	$47.99	$51.75

Product Sales
Revenues	$279.0	$240.8	$513.7	$421.8
North America	200.6	160.8	359.5	263.9
International	78.4	80.0	154.2	157.9
Machines	$202.4	$161.1	$359.8	$276.8
North America	148.7	101.4	250.5	160.5
International	53.7	59.7	109.3	116.3
Non-machine	$76.6	$79.7	$153.9	$145.0
North America	51.9	59.4	109.0	103.4
International	24.7	20.3	44.9	41.6
Gross margin	52%	55%	52%	53%
North America	53%	57%	54%	55%
International	49%	50%	48%	49%
Units recognized ('000)	14.3	10.2	25.0	17.5
North America	11.1	6.8	18.3	10.6
International	3.2	3.4	6.7	6.9
Units shipped ('000) [includes units where revenues deferred]	14.3	10.5	23.7	17.0
North America	11.1	6.7	18.0	10.2
New	2.7	1.7	4.4	2.4
Replacement	8.4	5.0	13.6	7.8
International	3.2	3.8	5.7	6.8
New	1.0	2.0	1.9	3.3
Replacement	2.2	1.8	3.8	3.5
Average machine sales price ('000)	$14.1	$15.8	$14.4	$15.8
North America	13.4	14.9	13.7	15.1
International	16.6	17.6	16.3	16.9

Interactive
Revenues	$66.7	$34.3	$119.6	$46.9
North America	54.8	21.6	96.7	21.7
International	11.9	12.7	22.9	25.2
Social	54.3	21.3	95.6	21.3
North America	54.3	21.3	95.6	21.3
International	-	-	-	-
IGTi	12.4	13.0	24.0	25.6
North America	0.5	0.3	1.1	0.4
International	11.9	12.7	22.9	25.2
Gross margin	61%	54%	60%	53%
North America	61%	58%	61%	58%
International	58%	47%	54%	49%
DoubleDown Casino® Average User Statistics*
Daily active users (DAU) ('000)	1,690	1,350	1,575	1,350
Monthly active users (MAU) ('000)	6,276	4,975	5,596	4,975
Bookings per DAU (0.00)	$0.37	$0.24	$0.34	$0.24
*as a single application with multiple games, active users equal unique users

International Game Technology Reports 2013 Second Quarter Results

Reconciliations of GAAP to Non-GAAP Adjusted Financial Measures

(in millions, except EPS)

Second Quarter Ended March 31, 2013
					Continuing Operations
	Revenue	Cost of Revenues	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$600.0	$258.7	$212.0	$129.3	$78.2	$0.29
% of revenue			35%	22%

Acquisition related charges: (b)
Contingent retention & earn-out	-	-	(21.9)	21.9	14.6	0.06
Amortization of intangibles	-	(2.3)	(4.5)	6.8	4.5	0.02
Proxy fees	-	-	(3.9)	3.9	2.6	0.01
Alabama Note impairment	-	-	(1.6)	1.6	1.1	-
Certain discrete tax items (benefits)	-	-	-	-	(5.9)	(0.02)
Total non-GAAP adjustments	-	(2.3)	(31.9)	34.2	16.9	0.07

Adjusted measures	$600.0	$256.4	$180.1	$163.5	$95.1	$0.36
% of revenue			30%	27%

Six Months Ended March 31, 2013
					Continuing Operations
	Revenue	Cost of Revenues	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$1,130.2	$479.5	$403.0	$247.7	$143.5	$0.54
% of revenue			36%	22%

Acquisition related charges: (b)
Contingent retention & earn-out	-	-	(39.3)	39.3	26.2	0.10
Amortization of intangibles	-	(4.6)	(8.9)	13.5	9.0	0.03
Proxy fees	-	-	(3.9)	3.9	2.6	0.01
Alabama Note impairment	-	-	(1.6)	1.6	1.1	-
Royalty settlement	(5.0)	-	-	(5.0)	(5.0)	(0.02)
Certain discrete tax items (benefits)	-	-	-	-	(5.9)	(0.02)
Total non-GAAP adjustments	(5.0)	(4.6)	(53.7)	53.3	28.0	0.10

Adjusted measures	$1,125.2	$474.9	$349.3	$301.0	$171.5	$0.64
% of revenue			31%	27%

(a) Adjustments tax effected at 34%, except no tax effect on royalty settlement

(b) Primarily related to DoubleDown

International Game Technology Reports 2013 Second Quarter Results

Second Quarter Ended March 31, 2012
				Continuing Operations
	Cost of Revenues	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$227.6	$195.6	$118.0	$62.4	$0.21
% of revenue		36%	22%

Acquisition related charges: (b)
Contingent retention & earn-out	-	(11.7)	11.7	7.5	0.03
Amortization of intangibles	(2.3)	(3.9)	6.2	4.0	0.01
Professional fees	-	(4.5)	4.5	2.8	0.01
Distributor settlement	-	(3.1)	3.1	2.0	0.01
Severance	-	(1.2)	1.2	0.8	-
Total non-GAAP adjustments	(2.3)	(24.4)	26.7	17.1	0.06

Adjusted measures	$225.3	$171.2	$144.7	$79.5	$0.27
% of revenue		32%	27%

Six Months Ended March 31, 2012
				Continuing Operations
	Cost of Revenues	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$421.2	$347.7	$217.9	$112.7	$0.38
% of revenue		35%	22%

Acquisition related charges: (b)
Contingent retention & earn-out	-	(11.7)	11.7	7.5	0.03
Amortization of intangibles	(2.3)	(3.9)	6.2	4.0	0.01
Professional fees	-	(5.7)	5.7	3.6	0.01
Distributor settlement	-	(3.1)	3.1	2.0	0.01
Severance	-	(1.2)	1.2	0.8	-
Total non-GAAP adjustments	(2.3)	(25.6)	27.9	17.9	0.06

Adjusted measures	$418.9	$322.1	$245.8	$130.6	$0.44
% of revenue		33%	25%

(a) Adjustments tax effected at 36%

(b) Primarily related to DoubleDown

International Game Technology Reports 2013 Second Quarter Results

Adjusted Diluted EPS from Continuing Operations
	For the Years Ended September 30,
	2012	2011	2010	2009
GAAP Diluted EPS from Continuing Operations	$0.86	$0.97	$0.73	$0.50
Acquisition related charges (primarily DoubleDown)	0.20	-	-	-
Impairment and restructuring	(0.04)	0.03	0.15	0.24
Severance	0.01	-	-	-
Distributor settlement	0.01	-	-	-
IP Usage settlements	-	0.01	-	-
Investment (gain) loss	-	(0.01)	0.07	0.05
Debt refinancing charges	-	-	0.01	0.01
Certain discrete tax items (benefits)	-	(0.07)	(0.12)	(0.06)
Total non-GAAP adjustments	0.18	(0.04)	0.11	0.24
Adjusted Diluted EPS from Continuing Operations	$1.04	$0.93	$0.84	$0.74

Adjusted EBITDA For The Periods Ended March 31,
	Second Quarters		Six Months
	2013	2012	2013	2012

GAAP Income from continuing operations	$78.2	$62.4	$143.5	$112.7
Other (income) expense, net	21.7	21.2	42.3	42.0
Income tax provision	29.4	34.4	61.9	63.2
Depreciation and amortization	60.1	60.6	117.8	115.2
Other charges:
Share-based compensation	9.9	8.5	18.6	16.7
Contingent acquisition related costs	21.9	11.7	39.3	11.7
Impairment	1.6	-	1.6	-
Adjusted EBITDA	$222.8	$198.8	$425.0	$361.5

Free Cash Flow For The Six Months Ended March 31,
	2013	2012

GAAP net operating cash flows	$182.5	$176.7
Investment in property, plant and equipment	(8.1)	(34.5)
Investment in gaming operations equipment	(48.1)	(87.1)
Investment in intellectual property	(0.2)	(2.0)
Free Cash Flow (before dividends)	126.1	53.1
Dividends paid	(34.7)	(35.7)
Free Cash Flow (after dividends)	$91.4	$17.4

We believe that certain non-GAAP financial measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management’s effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures may not be calculated in the same manner by all companies and therefore may not  be comparable.